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                                IRREVOCABLE PROXY
                                     TO VOTE
                BHC CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                  The undersigned stockholder (the "Stockholder") of BHC Communications, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law) appoints David F. DeVoe Sr. and Arthur Siskind and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of Class A common stock, par value $.01 per share, of the company (the "Class A Common Stock") and Class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") beneficially owned by the undersigned, together with any shares of Class A Common Stock or Class B Common Stock directly or indirectly acquired by the undersigned (whether by acquisition or by other means, such as a stock split, stock dividend, reorganization, recapitalization or other reclassification, merger, exchange or distribution) or any shares to which the undersigned has or hereafter acquires voting power prior to the termination of the Voting Agreement (as defined below), being referred to herein as the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Irrevocable Proxy until after the Expiration Date (as defined below).

                  This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting Agreement dated as of August 13, 2000, among The News Corporation Limited, a South Australian corporation ("Buyer"), News Publishing Australia Limited, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub"), and the undersigned, (the "Voting Agreement"), and is granted in consideration of Buyer entering into the Agreement and Plan of Merger, dated as of August 13, 2000, among Buyer, Acquisition Sub and the Company (the "BHC Merger Agreement"). The BHC Merger Agreement provides for the merger of the Company and Acquisition Sub (or another direct or indirect wholly owned subsidiary of Buyer) in accordance with its
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terms (the "BHC Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the BHC Merger Agreement in accordance with its terms and (ii) the Effective Time (as defined in the BHC Merger Agreement). This Irrevocable Proxy is intended to bind the undersigned stockholder as a stockholder of the Company only with respect to the specific matters set forth herein and shall not prohibit the undersigned stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of the Company.

                  The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting
(i) in favor of the adoption of the BHC Merger Agreement and the approval of the BHC Merger, (ii) against any action, proposal or agreement that could be reasonably expected to (a) result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the undersigned under this Agreement or the BHC Merger Agreement, (b) materially impede, interfere with, delay, postpone or adversely affect the BHC Merger or (c) result in a failure to fulfill any one of the conditions to the BHC Merger Agreement) and (iii) against any Competing Transaction or Superior Proposal (both, as defined in the BHC Merger Agreement). The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.




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                  This proxy is irrevocable (to the extent provided in Section
212 of the Delaware General Corporation Law).

Dated:  August 13, 2000                 CHRIS CRAFT INDUSTRIES, INC.


                                        By:  /s/  Herbert J. Siegel
                                           -----------------------------
                                           Name:  Herbert J. Siegel
                                           Title: Chairman and President


                                        Shares beneficially owned:

                         10,000         shares of Class A Common Stock
                         ------

                         18,000,000     shares of Class B Common Stock
                         ----------